Exhibit 10.2


             AMENDMENT NO. 3 TO THE CITIZENS COMMUNICATIONS COMPANY
                 AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN


1. Section 5(f)(i) of the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan (the "Plan") is hereby amended and restated to read in its entirety as follows:

          "Upon the Termination Without Cause of a Participant holding Options, his or her Options may be exercised to the extent exercisable on the date of Termination Without Cause, at any time and from time to time within 90 days of the date of such termination. The Committee, however, in its discretion, may provide that any Option of such a Participant which is not exercisable by its terms on the date of Termination Without Cause will become exercisable in accordance with a schedule (which may extend the time limit referred to above, but not later than the final expiration date specified in the Option Award Agreement) to be determined by the Committee at any time during the period that any other Options held by the Participant are exercisable."

2. Section 5(f)(ii) of the Plan is hereby amended and restated to read in its entirety as follows:

          "Upon the death, retirement, or Total Disability (during a Participant's employment or within three months after the termination of employment for any reason other than termination for cause) of a Participant holding an Option or SAR, his or her Options and SARs may be exercised only to the extent exercisable at the time of death, retirement or Total Disability (or such earlier termination of employment), at any time and from time to time 90 days after such death, retirement or Total Disability. The Committee, however, in its discretion, may provide that any Options outstanding but not exercisable at the date of the first to occur of death, retirement or Total Disability will become exercisable in accordance with a schedule (which may extend the limits referred to above, but not to a date later than the final expiration date specified in such Option Award Agreement) to be determined by the Committee at any time during the period while any other Option held by the Participant is exercisable."

3. Section 5(f)(iii) of the Plan is hereby amended and restated to read in its entirety as follows:

          "Upon death, Total Disability, retirement, or Termination Without Cause of a Participant holding an Option(s) who is immediately eligible to receive benefits under the terms of the Citizens Pension Plans, his or her Options or SARs that were awarded prior to December 1, 2004, may be exercised in full as to all shares covered by Option Award Agreements (whether or not then exercisable) at any time, or from time to time, but no later than the expiration date specified in such Option Award Agreement as specified in Section 5(b) above or, in the case of incentive Options, within one year following such death, Total Disability or Termination Without Cause. This subsection (iii) does not apply to any Option or SAR that was awarded on or after December 1, 2004."


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4.  Section  7(b) of the Plan is  hereby  amended  and  restated  to read in its entirety as follows:

          "Except  as  otherwise  provided  in  this  Section  7, no  shares  of
          Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period unless the Committee determines that an Award may be transferred by a Participant to a Family Member or Family Trust or other transferee; provided, however, that for Awards of Restricted Shares that were made prior to December 1, 2004, the Restriction Period for any Participant shall expire and all restrictions on shares of Restricted Stock shall lapse upon the Participant's (i) death, (ii) Total Disability or (iii) Termination Without Cause where the Participant is immediately eligible to receive benefits under the terms of Citizens Pension Plans, or with the consent of the Company, or upon some significant event, as determined by the Committee, including, but not limited to, a reorganization of the Company."

5. Section 7(c) of the Plan is hereby amended and restated to read in its entirety as follows:

          "Except for those circumstances specifically identified in the preceding subsection (b) that apply to Awards of Restricted Shares that were made prior to December 1, 2004, if a Participant's employment with all Participating Companies terminates for any reason or in the event of the Participant's death, in each case, before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines within 90 days after such termination, be forfeited by the Participant and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option."

6. Except as specifically provided herein, the Plan shall remain in full force and effect.

7. The foregoing amendments shall be effective as of March 4, 2005.


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